UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2011

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information required pursuant to this item is provided below under Item 2.01 – Completion of Acquisition or Disposition of Assets.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On March 1, 2011, ARI Network Services, Inc. (“ARI”) entered into an Asset Purchase Agreement (the “Agreement”) with Globalrange Corporation (“Globalrange”).  Under the Agreement, ARI agreed to sell to Globalrange certain rights and assets relating to ARI’s electronic data interchange business for the agricultural chemicals industry (the “AgChem EDI Business”).  The transaction was completed on March 1, 2011.

As the purchase price for the AgChem EDI Business, Globalrange agreed to assume certain liabilities of ARI relating to the AgChem EDI Business, including certain liabilities under Assumed Contracts (as defined in the Agreement).  In addition, Globalrange will provide outsourced electronic data interchange switching services to certain of ARI’s customers for a period beginning six months following the closing date and ending four years thereafter.  Finally, Globalrange will make earn-out payments to ARI annually over a four-year period following the closing date.  The amounts of such earn-out payments will be determined based on collections received by the Buyer relating to the AgChem EDI business during such period, and will be subject to a floor and cap, in accordance with the terms of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated March 1, 2011 between ARI Network Services, Inc. and Globalrange Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 2, 2011

ARI NETWORK SERVICES, INC.

By:

/s/ Darin R. Janecek

Darin R. Janecek
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated March 1, 2011 between ARI Network Services, Inc. and Globalrange Corporation.

4